UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona 85253 (principal executive offices)	30326 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I.
Effective March 24, 2015 by majority consent of the EGPI Firecreek, Inc. (“EGPI” or the “Company”) shareholders of record at March 24, 2015 four (4) members were elected to the Company’s Board of Directors. The Directors shall hold their respective office until the Company’s Annual Meeting of Shareholders in 2016 or until their successors are duly elected and qualified. The members of the Company’s Board of Directors are as follows:

Name	Age	Position(s) With Company	Position(s) Held Since
Dennis R. Alexander	60	Director, Chairman	1999
Michael Trapp	48	Director	2008
Michael D. Brown	60	Director	2009
David Taylor	69	Director	2009

The business experience of the Directors at March 2015 is as follows:

Dennis R. Alexander has served as Chairman, CEO, and Chief Financial Officer of the Company (EGPI) since May 21, 2009, having served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since February 10, 2007. Mr. Alexander also has served as Chairman, Director, CEO, and President of the Mondial Ventures, Inc. since July 31, 2012, and Director, CEO and President of the Mondial Ventures, Inc. majority owned subsidiary Boomerang Oil, Inc. since March 26, 2014, both related parties. He served as Chairman and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004.  In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served as President and Director of Energy Producers Group, Inc.  From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company.  From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company.  Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services.

Michael Trapp has served as a Director of the Company since May 21, 2009 having been appointed as a Director of EGPI on December 3, 2008.  A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years.  He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona.  His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance EGPI’s growth and asset base.

David Taylor has served as a Director of the Company since September 16, 2010. Since March 20, 2014 he serves as a Director, as President, as Secretary, Treasurer, Principal financial and Accounting Officer of XR Energy, Inc. From 2005 to 2009 he was the President of Caddo International, Inc (fka Petrol Industries Inc) an oilfield service company in Oil City Louisiana. Mr. Taylor is also President of Chanwest Resources Inc. , (“CWR”), a wholly owned subsidiary of EGPI Firecreek, Inc. CWR is an oilfield construction service company which operates in east Texas and North West Louisiana which during 2013 and 2014 to present has minimal no present operations. Over the years Mr. Taylor has been a consultant through Willoil Consulting, LLC to several companies in Northeast Louisiana and East Texas dealing with day to day operations and Management issues in the Oil and Gas Industry.  In addition Mr. Taylor has been a professional accountant in the Oil and Gas Industry for 40 years with services provided is several States in the US including Indiana, Illinois, Oklahoma. Kansas, Texas, California and Louisiana.  He has been an officer and director of several public companies in the natural resource field providing. Mr. Taylors experience includes assisting turnaround situations in the oil and gas industry, and mergers and acquisitions in the public and private sector. Mr. Taylor is a resident of Dallas Texas area.

Michael D. Brown was appointed to the Board of Directors of the Company on July 6, 2009. Mr. Brown was nominated by President George W. Bush as the first Under Secretary of Emergency Preparedness and Response (EP&R) in the newly created Department of Homeland Security in January 2003.  Mr. Brown coordinated federal disaster relief activities including implementation of the Federal Response Plan, which authorized the response and recovery operations of 26 federal agencies and departments as well as the American Red Cross.  Mr. Brown also provided oversight of the National Flood Insurance Program and the U.S. Fire Administration and initiated proactive mitigation activities. Prior to joining the Federal Emergency Management Agency, Mr. Brown practiced law in Colorado and Oklahoma, where he served as a Bar Examiner on Ethics and Professional Responsibility for the Oklahoma Supreme Court and as a Hearing Examiner for the Colorado Supreme Court.  Mr. Brown had been appointed as a Special Prosecutor in police disciplinary matters.  While attending law school, Mr. Brown was appointed by the Chairman of the Senate Finance Committee of the Oklahoma Legislature as the Finance Committee Staff Director, where he oversaw state fiscal issues.  Mr. Brown’s background in state and local government also includes serving as an Assistant City Manager with Emergency Services Oversight and as a City Councilman. Mr. Brown holds a B.A. in Public Administration/Political Science from Central State University, Oklahoma.  Mr. Brown received his J.D. from Oklahoma City University’s School of Law.  He was an Adjunct Professor of Law for Oklahoma City University.

II.
Effective March 24, 2015 by majority consent of the EGPI Firecreek, Inc. (“EGPI” or the “Company”) directors of record at March 24, 2013 three (3) persons were elected as officers of the Company. The Officers shall hold their respective office until the Company’s Annual Meeting of Directors in 2016 or until their successors are duly elected and qualified. The Officers of the Company are as follows:

Name	Age	Position(s)	Position(s) Held Since
(*) Dennis R. Alexander	60	Chief Executive Officer, President and Chief Financial Officer	1999

(*) Michael Trapp	48	Executive Vice President	2008

(**)Deborah L. Alexander	58	Secretary and Treasurer	2013

(*) A summary of Mr. Alexander and Mr. Trapps work experience historically as a Director of the Company can be found in a Annual Report on Form 10-K incorporated herein by reference.
(**) A summary of Mrs. Alexander’s work experience is listed in Current Reoprt on Form 8-K, filed on January 24, 2013, incorporated herein by reference:

III.

Effective March 24, 2015 The Board of Directors of the Company reconfirmed certain changes to certain committees: The Audit Committee and a combined Nominating and Compensation and Stock Option Committee.

The Audit Committee consists of the following:

(1) The Audit Committee is composed initially of two members: Ms. Joanne Sylvanus (*), its Chairman, and Dennis Alexander, member.

i) The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company’s independent public accountants; (2) the review of the independence of such accountants; (3) to review and approve any material accounting policy changes affecting the Company’s operating results; (4) the review of the Company’s internal control system; (5) the review of the Company’s annual financial report to stockholders; and (6) the review of applicable interested party transactions.

The combined Nomination and the Compensation and Stock Option Committee shall consist of the following:

(2) The combined Nomination and the Compensation and Stock Option Committee are composed initially of three members: Mr. Mike Trapp, David Taylor, and Dennis Alexander, members.

i) The function of the Nominating Committee is to seek out qualified persons to act as members of the Company’s Board of Directors, and provide for compliance standards. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (a) the Nominating Committee members, (b) our other Directors, (c) our stockholders, and (d) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating Committee considers the merits of each candidate’s total credentials.

ii) The function of the Compensation and Stock Option Committee is to review and recommend along with the Board of Directors, compensation and benefits for the executives of the Company, consultants, and administers and interprets the Company Stock Option Plan and the Directors Stock Option Plan and are authorized to grant options pursuant to the terms of these plans.

 (*) A summary of Ms. Sylvanus’s work experience can be found in a Current Report on Form 8-K filed on January 23, 2007, incorporated herein by reference.

iii) The Board of Directors of the Company discussed issuance of compensation shares and to initially set aside / reserve shares for issuance and such persons to be compensated, and what amounts are to be taken up at a general meeting by the combined Nomination, Compensation and Stock Option Committee and further to be followed by the Board of Directors consent actions as and when appropriated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 2015

EGPI FIRECREEK, Inc.

By:	/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer